Exhibit 5.1

Nukkleus Inc.

575 Fifth Ave., 14th Floor

New York, NY 10017

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Nukkleus Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering for resale by the selling stockholders listed therein of up to an aggregate of 13,090,500 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), consisting of (i) 5,112,000 shares of Common Stock (the “Conversion Shares”) issuable upon conversion of the outstanding shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”); and (iii) 7,978,500 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of outstanding warrants (the “Common Warrants”). The Series A Preferred Stock and Common Warrants were issued in a private placement pursuant to a Securities Purchase Agreement entered into on September 4, 2025 by the Company and certain accredited investors. The Shares, Series A Preferred Stock and Common Warrants are collectively referred to as the “Securities”.

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Certificate of Incorporation and Bylaws of the Company, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters, (iii) the Registration Statement and all exhibits thereto, and (iv) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that:

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (i) the Conversion Shares have been duly authorized, and when delivered upon conversion of the Series A Preferred Stock in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation, will be legally issued, fully paid and nonassessable, and (ii) the Warrant Shares, when paid for and issued pursuant to the terms of the applicable Common Warrants, will be duly authorized, legally issued, fully paid and non-assessable. The Common Warrants are legally and validly binding obligations of the Company.

This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion that might affect the opinions expressed therein.

We hereby consent to the filing of this opinion to the Commission as an exhibit to the Registration Statement. We hereby also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. We do not admit in providing such consent that we are included within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Sincerely,

/s/ McDermott Will & Schulte LLP
McDermott Will & Schulte LLP